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                                                       EXHIBIT 10.16
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                          [EKCO GROUP, INC. LETTERHEAD]


                                                       September 21, 1995

Mr. Ronald Fox
100 Commons Drive Apartment #7
Shrewsbury, Ma. 01545

HAND DELIVERY BY JEFFREY A. WEINSTEIN

Dear Ron:

This letter will serve to confirm the agreement which you and Ekco Group, Inc.
including all of of its subsidiaries and affiliates, including Frem Corporation
("Frem"), (together they are all hereinafter referred to as "EKCO"), reached with respect to the severance arrangement occasioned by your voluntary resignation as an employee and officer of Frem Corporation and EKCO and the termination of the employment agreement between you on the one hand and Frem and EKCO Group, Inc. on the other, dated as of February 12, 1995 (together with any and all amendments, including the amendment of April 4, 1995, are hereinafter referred to as the "Employment Agreement").

         The following constitutes the agreement:

1. You hereby voluntarily resign from your positions as Corporate Director of Manufacturing as well as any and all other positions you now hold either as an officer or director of EKCO and any of its subsidiaries and affiliates. Your resignation will be effective as of September 15, 1995.

2. The severance arrangements recited herein shall be in lieu of and take the place of any and all rights which you may have pursuant to the Employment Agreement, EKCO and Frem severance, vacation accrual and other types of employment policies, and any rights you may have pursuant to any federal, state or local laws, statutes, or ordinances and the regulations promulgated thereunder, relating in any way to your employment with Frem and EKCO, the termination of such employment or severance or compensation benefits incident to either.

3. Upon the execution of this letter agreement EKCO shall pay you in a lump sum the gross amount of $192,088 as detailed specifically on Exhibit A attached hereto less amounts required to be withheld for Federal and State tax purposes also detailed on Exhibit A. Furthermore, through the earlier of September 14, 1997 or when you secure employment either as an employee or as an independent contractor (hereinafter the "Reemploymnet Date), EKCO shall provide you with continuation of the medical, dental and life insurance benefits currently in effect (but not disability insurance of any kind). Should any changes be effected on this coverage such that the benefits are limited or the cost to you increases you agree to accept such changes provided that they are being applied to you on a non-discriminatory basis.

4.       From September 15, 1995, you will not be eligible to participate in the
         Ekco Group, Inc. Employee Stock Purchase Program, the EKCO 401(K) Plan
         and the Ekco Group, Inc. disability insurance policy and benefits.
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5.       The options detailed below to acquire Ekco Group, Inc. common stock are exercisable up to the dates indicated below in accordance with the terms of the Ekco Group, Inc. 1987 Stock Option Plan and the respective plan agreements. Please contact Linda Millman, Esq. if you desire to exercise any of the options detailed below prior to the date applicable to each such option.

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         OPTIONS:                                                                     LAST DAY TO EXERCISE
         20,000 shares at an option price of $2.25 per share (10/28/88 grant date)          12/14/95
         25,000 shares at an option price of $2.5625 per share (1/18/90 grant date)         03/16/96
         27,500 shares at an option price of $10.0625 per share (1/13/92 grant date)        03/13/96
         60,000 shares at an option price of $11.3125 per share (1/19/93 grant date)        03/16/96
         20,000 shares at an option price of $7.5625 per share (1/25/94 grant date)         03/16/96

6. You have purchased 2,540 shares of EKCO common stock pursuant to EKCO's restricted stock purchase plans. As of September 15, 1995 the restrictions against transfer will lapse. Pursuant to Federal income tax regulations EKCO is required to withhold no less than 28% of the value as of September 15, 1995 of such restricted stock (less the initial purchase price paid by you). You have asked and we have withheld Federal income taxes at the rate of 35%.

7. You have returned to EKCO on September 18, 1995 the Cadillac Seville automobile owned by EKCO which you had been utilizing as your company vehicle. EKCO accepts the condition of the automobile as returned by you.

8. You have returned to EKCO on or September 18, 1995, in a condition acceptable to EKCO, the facsimile machine and AST personal lap top computer which are owned by EKCO and were in your possession. You also returned to EKCO on September 18, 1995 all business records and documents and all copies thereof relating to any of EKCO's activities which are not otherwise public documents.

9. You returned to EKCO on September 18, 1995, any and all credit cards, travel cards, travel letters, telephone credit cards, and the like which were in your possession which belong to EKCO. You are further directed and agree not to use any of the above-mentioned cards or credit devices. Effective September 15, 1995 any charges by you to the telephone numbers (508) 979-0542 shall be on your account and not for the account of EKCO.

10. Reference is made to "Section 8, Confidentiality and Non Competition", in the Employment Agreement . You hereby reaffirm and agree to the obligations you assumed pursuant thereto for the period running to and through September 14, 1997.

11. You, on the one hand, and EKCO, on the other hand, acknowledge to one another the obligation to continue the relationship between the two in a fair and responsible manner. As a result, you and EKCO agree not to intentionally disparage or damage the other.


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12.      You hereby represent that, except for the continuing obligations of
         EKCO specifically described in this letter, there are no claims which may or will be made against EKCO, their employees, officers, directors and stockholders and any and all of their subsidiaries and affiliates arising out of any events which occurred prior to today's date.

13. You irrevocably and unconditionally release, remise, and forever discharge EKCO, their affiliates and their officers, directors, employees, agents, owners and attorneys on account of any claim which you may have on the date of this agreement, including, without limitation, any claim arising from or related to your employment relationship with EKCO or the termination thereof including, without limitation, claims for discrimination under the Massachusetts Fair Employment Practices Statute, M.G.L. c. 151B (as amended) (including, but not limited to, claims for discrimination based upon age), the Age Discrimination in Employment Act (as amended), 29 U.S.C.Sections 621 et seq., the Employee Retirement Income Security Act (as amended), the Americans with Disabilities Act, wrongful discharge, breach of express or implied contract, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, misrepresentation, deceit, fraud, negligence, or any other statutory or common law claim under any state or federal law.

14. The parties agree that you shall have until October 12, 1995 to accept the terms of this agreement by signing below, and you are advised to consult an attorney before signing. In addition, should you accept the terms of this agreement, you may rescind your assent to this agreement if, within seven (7) days from the date you sign this agreement, you deliver in writing to Jeffrey A. Weinstein at Ekco Group, Inc., 98 Spit Brook Road, Nashua, NH, a written notice of recision. To be effective, such recision must be: (1) postmarked within the seven-day period; (2) properly addressed to Ekco Group, Inc. 98 Spit Brook Road, Suite 102, Nashua, New Hampshire 03062, Attention Jeffrey A. Weinstein; and (3) sent by certified mail, return receipt requested and include the check presented to you by EKCO on September 22, 1995 in the amount of $110,
         204. If you cash the aforementioned check you will have waived your right to rescind this Agreement. You and EKCO and FREM, will execute a mutual, general release in the form attached hereto as Exhibit B.

15. This agreement constitutes the entire agreement between you and EKCO with respect to your separation. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto.

16. This Agreement is made pursuant to the laws of the State of New Hampshire, and questions as to its validity and effect shall be governed thereby. Any provision of this Agreement which is prohibited or unenforceable in accordance with such laws shall be ineffective as to the extent of such prohibition and unenforceability without invalidating the remaining provisions hereof.


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If the above accurately represents our agreement, please indicate your acknowledgement thereof by signing your name below where indicated.


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
ACCEPTED AND AGREED:                             EKCO GROUP, INC. ON BEHALF
                                                 OF ITSELF AND ITS SUBSIDIARIES
                                                 AND AFFILIATES

/S/RONALD N. FOX                                 By: /S/DONATO A. DENOVELLIS
-----------------------                             ----------------------------
Ronald N. Fox
                                                 Title: EVP/CFO
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